Exhibit 99.1 FOR IMMEDIATE RELEASE

ADEIA ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Signed 20 license agreements with new customers in key growth areas since separation

Paid down $11 million of debt in the third quarter, bringing total debt repayment to $312 million since separation

Filed patent infringement litigation against AMD

SAN JOSE, Calif. – November 3, 2025 – Adeia Inc. (Nasdaq: ADEA) (the “Company” or “Adeia”) today announced financial results for the third quarter ended September 30, 2025.

“Third quarter revenue of $87.3 million was in line with our expectations for the quarter and our cash generative business model continues to deliver impressive 58% adjusted EBITDA margins,” said Paul E. Davis, chief executive officer of Adeia. “Importantly, non-Pay-TV recurring revenue grew 31% year-over-year in the third quarter, demonstrating our successful efforts signing agreements in semiconductors, OTT and adjacent media markets. We closed two long-term media deals during the quarter, one renewal with a significant Pay-TV customer and the other a license with a new e-commerce customer. We are continuing to invest and innovate across the AI ecosystem, including AI capabilities and foundational infrastructure, for our current and future media and semiconductor customers. Our innovations continue to receive industry recognition, with our hybrid bonding technology receiving a ‘Best of Show’ award for ‘Most Innovative Technology’ at the prestigious FMS: the Future of Memory and Storage conference in August.”

Davis continued, “Since early 2021 we have successfully signed approximately 145 license agreements with customers who recognize the value of our IP. While we always prefer to find a mutually acceptable resolution without litigation, disputes occasionally arise that require us to take a different path to achieve fair value for our innovations. Today we filed patent infringement litigation against AMD for its extensive and unauthorized use of our semiconductor portfolio across its product lines, particularly our patents related to hybrid bonding and advanced process nodes. While we remain open to a mutually beneficial resolution, we are fully prepared to proceed through the entirety of the legal process and we are confident in our ability to achieve a positive outcome. While we still have paths to achieve our original revenue guidance range for the year, we have taken a prudent approach and adjusted our 2025 full-year guidance primarily to reflect that the license agreement we had been pursuing with AMD is now unlikely to close in the fourth quarter of this year as we had previously expected.”

Third Quarter Financial Highlights

•
Revenue was $87.3 million as compared to $85.7 million in the second quarter of 2025
•
GAAP diluted earnings per share (EPS) was $0.08 and non-GAAP diluted EPS was $0.28
•
GAAP net income was $8.8 million and adjusted EBITDA was $50.7 million
•
Paid down $11.1 million on our term loan
•
Adjusted EBITDA margin of 58%

Business Highlights

•
Signed a long-term renewal with Altice, one of the largest broadband and video service providers in the United States, for access to our media portfolio
•
Signed a long-term license agreement with a new e-commerce customer, for access to our media portfolio
•
Awarded “Best of Show” at FMS: the Future of Memory and Storage conference in the “Most Innovative Technology” category for our hybrid bonding technology
•
Received positive ruling in the Videotron case
•
Filed litigation against AMD for patent infringement

Capital Allocation

During the quarter, the Company made $11.1 million in principal payments towards its term loan, bringing the outstanding balance to $447.8 million as of September 30, 2025.

On September 16, 2025, the Company distributed $5.5 million to stockholders of record on August 26, 2025, for a quarterly cash dividend of $0.05 per share of common stock.

The Board of Directors declared a dividend of $0.05 per share, payable on December 15, 2025, to stockholders of record on November 24, 2025.

Financial Outlook

The Company is updating its financial outlook as follows:

	2025 GAAP Outlook		2025 Non-GAAP Outlook
Category (in millions, except for tax rate)	Updated	Prior	Updated	Prior
Revenue	$360.0 − 380.0	$390.0 − 430.0	$360.0 − 380.0	$390.0 − 430.0
Operating expenses (1)	$260.0 − 266.0	$261.0 − 271.0	$160.0 − 164.0	$160.0 − 166.0
Interest expense	$40.0 − 41.0	$40.0 − 42.0	$40.0 − 41.0	$40.0 − 42.0
Other income	$5.5 − 6.5	$5.5 − 6.5	$5.5 − 6.5	$5.5 − 6.5
Tax rate	10.0% − 20.0%	10.0% − 30.0%	23.0%	23.0%
Net income (2)	$52.4 − 71.6	$85.1 − 86.5	$127.4 − 139.8	$150.5 − 175.9
Adjusted EBITDA (2)	N/A	N/A	$202.3 − 218.3	$232.1 − 266.1
Diluted shares outstanding	112.0 − 113.0	112.0 − 113.0	112.0 − 113.0	112.0 − 113.0

(1) See tables for reconciliation of GAAP to non-GAAP operating expenses.

(2) See tables for reconciliation of GAAP net income to (i) non-GAAP net income and (ii) adjusted earnings before interest expense, income taxes, depreciation and amortization (adjusted EBITDA).

Conference Call Information

The Company will hold its third quarter 2025 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Monday, November 3, 2025. To access the call in the U.S., please dial +1 (888) 660-6411, and for international callers, dial +1 (929) 203-0849. All participants should dial in 15 minutes prior to the start of the conference call. The Company also suggests utilizing the webcast link to access the live call and the replay at Q3 2025 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results.

Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company’s ability to implement its business strategy; the Company’s ability to enter into new and renewal license agreements with customers on favorable terms; the Company’s ability to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the Company’s ability to grow and expand its patent portfolios; changes in technology and development of new technology in the industries in which in which the Company operates; the evolving legal, regulatory and tax regimes under which the Company operates; unforeseen liabilities and expenses; risks associated with the Company’s indebtedness; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters and global health pandemics, each of which may have an adverse impact on the Company’s business, results of operations, and financial condition. These risks, as well as other risks associated with the Company’s business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Causes of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, failure to complete licensing arrangements on anticipated terms and timeline, failure to prevail in litigation we may bring against third parties, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Adeia Inc.

Adeia is a leading R&D and intellectual property (IP) licensing company that accelerates the adoption of innovative technologies in the media and semiconductor industries. Adeia’s fundamental innovations underpin technology solutions that are shaping and elevating the future of digital entertainment and electronics. Adeia’s IP portfolios power the connected devices that touch the lives of millions of people around the world every day as they live, work and play. For more, please visit www.adeia.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted, where applicable, for either one-time or ongoing non-cash acquired intangibles amortization charges, costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses, separation costs, all forms of stock-based compensation, loss on debt extinguishment, expensed debt refinancing costs, impairment of intangible assets, impact of certain foreign currency adjustments, discontinued operations and related tax effects. In addition, adjusted EBITDA adjusts for recurring charges of interest expense, income taxes, depreciation and amortization. Management believes that the non-GAAP measures used in this release provide investors with important perspectives on the Company’s ongoing business and financial performance and are helpful to provide investors with an understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as EBITDA margin, which is defined as EBITDA as a percentage of revenue, adjusted EBITDA, non-GAAP operating expenses, non-GAAP net income and non-GAAP diluted earnings per share (EPS) do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Investor Contact:

Chris Chaney

Vice President, Investor Relations

IR@adeia.com

– Tables Follow –

SOURCE: ADEIA INC.

ADEA

ADEIA INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$87,339	$86,101	$260,744	$256,856
Operating expenses:
Research and development	16,040	14,825	48,364	43,549
Selling, general and administrative	24,920	26,903	85,481	75,549
Amortization expense	14,175	13,600	42,427	56,787
Litigation expense	5,195	2,652	18,223	9,844
Total operating expenses	60,330	57,980	194,495	185,729
Operating income	27,009	28,121	66,249	71,127
Interest expense	(10,054)	(12,758)	(30,919)	(40,229)
Other income and expense, net	1,476	1,431	4,622	4,259
Loss on debt extinguishment	—	—	—	(453)
Income before income taxes	18,431	16,794	39,952	34,704
Provision for (benefit from) income taxes	9,603	(2,520)	2,588	6,109
Net income	$8,828	$19,314	$37,364	$28,595
Net income per share:
Basic	$0.08	$0.18	$0.34	$0.26
Diluted	$0.08	$0.17	$0.33	$0.25
Weighted average number of shares used in per share calculations:
Basic	109,421	109,035	108,735	108,491
Diluted	112,823	113,124	112,676	112,881

ADEIA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$56,090	$78,825
Marketable securities	58,984	31,567
Total cash, cash equivalents, and marketable securities	115,074	110,392
Accounts receivable, net	30,132	34,145
Unbilled contracts receivable	118,936	104,047
Other current assets	16,413	9,792
Total current assets	280,555	258,376
Long-term unbilled contracts receivable	44,531	62,767
Property and equipment, net	6,095	6,278
Operating lease right-of-use assets	8,461	9,322
Intangible assets, net	264,101	301,177
Goodwill	313,660	313,660
Long-term income tax receivable	120,718	112,441
Other long-term assets	30,547	33,940
Total assets	$1,068,668	$1,097,961
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,087	$8,045
Accrued liabilities	21,487	24,517
Current portion of long-term debt, net	20,994	21,021
Deferred revenue	29,777	19,523
Total current liabilities	75,345	73,106
Deferred revenue, less current portion	52,516	64,555
Long-term debt, net	417,691	454,435
Noncurrent operating lease liabilities	8,919	9,480
Long-term income tax payable	85,921	84,585
Other long-term liabilities	14,554	15,229
Total liabilities	654,946	701,390
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	127	125
Additional paid-in capital	675,946	648,914
Treasury stock at cost	(286,243)	(255,301)
Accumulated other comprehensive income (loss)	22	(1)
Retained earnings	23,870	2,834
Total stockholders’ equity	413,722	396,571
Total liabilities and stockholders’ equity	$1,068,668	$1,097,961

ADEIA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$37,364	$28,595
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	1,476	1,536
Amortization of intangible assets	42,427	56,787
Stock-based compensation expense	25,627	19,156
Deferred income tax	2,256	(1,818)
Loss on debt extinguishment	—	453
Amortization of debt issuance costs	2,495	2,429
Other	(334)	(1,421)
Changes in operating assets and liabilities:
Accounts receivable	4,015	(3,547)
Unbilled contracts receivable	3,347	(15,711)
Other assets	(12,900)	(481)
Accounts payable	(4,285)	(170)
Accrued and other liabilities	(1,615)	(1,053)
Deferred revenue	(1,785)	20,246
Net cash provided by operating activities	98,088	105,001
Cash flows from investing activities:
Purchases of property and equipment	(1,216)	(1,274)
Purchases of intangible assets	(6,100)	(8,476)
Purchases of short-term investments	(46,256)	(25,094)
Proceeds from sales of investments	996	—
Proceeds from maturities of investments	18,200	26,450
Net cash used in investing activities	(34,376)	(8,394)
Cash flows from financing activities:
Principal payments on debt agreements	(39,267)	(64,153)
Payments of dividends	(16,328)	(16,303)
Proceeds from employee stock purchase program and exercise of stock options	1,405	1,547
Repurchases of common stock	(11,326)	—
Repurchases of common stock for tax withholdings on equity awards	(20,931)	(11,560)
Net cash used in financing activities	(86,447)	(90,469)
Net increase in cash and cash equivalents	(22,735)	6,138
Cash and cash equivalents at beginning of period	78,825	54,560
Cash and cash equivalents at end of period	$56,090	$60,698

ADEIA INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income
	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net income	$8,828	$19,314	$37,364	$28,595

Adjustments to GAAP net income:
Stock-based compensation expense:
Research and development	1,488	1,126	4,144	3,028
Selling, general and administrative	7,195	6,293	21,483	16,128
Amortization expense	14,175	13,600	42,427	56,787
Transaction costs recorded in selling, general and administrative	23	—	1,177	1,255
Separation and other related costs recorded in selling, general and administrative (1)	334	1,613	6,713	4,204
Total operating expenses adjustments	23,215	22,632	75,944	81,402
Loss on debt extinguishment	—	—	—	453
Non-GAAP tax adjustment (2)	24	(11,588)	(24,069)	(20,699)
Non-GAAP net income	$32,067	$30,358	$89,239	$89,751

Diluted earnings per share
	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP diluted earnings per share	$0.08	$0.17	$0.33	$0.25

Adjustments to GAAP diluted earnings per share:
Stock-based compensation expense:
Research and development	0.01	0.01	0.04	0.03
Selling, general and administrative	0.06	0.06	0.19	0.14
Amortization expense	0.13	0.12	0.38	0.50
Transaction costs recorded in selling, general and administrative	—	—	0.01	0.01
Separation and other related costs recorded in selling, general and administrative (1)	—	0.01	0.05	0.04
Total operating expenses adjustments	0.20	0.20	0.67	0.72
Loss on debt extinguishment	—	—	—	—
Non-GAAP tax adjustment (2)	—	(0.10)	(0.21)	(0.17)
Non-GAAP diluted earnings per share	$0.28	$0.27	$0.79	$0.80

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

(2) The provision for income taxes is adjusted to reflect the net income tax effects of the various non-GAAP pretax adjustments.

ADEIA INC.

GAAP NET INCOME TO

ADJUSTED EBITDA RECONCILIATION

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net income	$8,828	$19,314	$37,364	$28,595

Adjustments to GAAP net income:
Stock-based compensation expense:
Research and development	1,488	1,126	4,144	3,028
Selling, general and administrative	7,195	6,293	21,483	16,128
Transaction costs recorded in selling, general and administrative	23	—	1,177	1,255
Separation and other related costs recorded in selling, general and administrative (1)	334	1,613	6,712	4,204
Amortization expense	14,175	13,600	42,427	56,787
Depreciation expense	479	526	1,476	1,536
Interest expense	10,054	12,758	30,919	40,229
Other income and expense, net	(1,476)	(1,431)	(4,622)	(4,259)
Loss on debt extinguishment	—	—	—	453
Provision for (benefit from) income taxes	9,603	(2,520)	2,588	6,109
Adjusted EBITDA	$50,703	$51,279	$143,668	$154,065

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

ADEIA INC.

RECONCILIATION FOR GUIDANCE

ON OPERATING EXPENSES

(in millions)

(unaudited)

	Year Ended
	December 31, 2025
	Low	High
GAAP operating expenses	$260.0	$266.0
Amortization expense	57.0	57.0
Stock-based compensation expense	34.0	35.0
Separation and related costs (1)	9.0	10.0
Total of non-GAAP adjustments	100.0	102.0
Non-GAAP operating expenses	$160.0	$164.0

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

ADEIA INC.

RECONCILIATION FOR GUIDANCE

ON NET INCOME

(in millions)

(unaudited)

	Year Ended
	December 31, 2025
	Low	High
GAAP net income	$52.4	$71.6
Amortization expense	57.0	57.0
Stock-based compensation expense	34.0	35.0
Separation and related costs (1)	9.0	10.0
Total of non-GAAP operating expenses	100.0	102.0
Non-GAAP tax adjustment (2)	(25.0)	(33.8)
Non-GAAP net income	$127.4	$139.8

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

(2) The provision for income taxes is adjusted to reflect the net income tax effects of the various non-GAAP pretax adjustments.

ADEIA INC.

RECONCILIATION FOR GUIDANCE ON

ADJUSTED EBITDA

(in millions)

(unaudited)

	Year Ended
	December 31, 2025
	Low	High
GAAP net income	$52.4	$71.6
Stock-based compensation expense	34.0	35.0
Separation and related costs (1)	9.0	10.0
Amortization expense	57.0	57.0
Depreciation expense	2.3	2.3
Interest expense	40.0	41.0
Other income	(5.5)	(6.5)
Income tax expense	13.1	7.9
Total of non-GAAP adjustments	149.9	146.7
Adjusted EBITDA	$202.3	$218.3

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.